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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

         This is an Employment Agreement (the "Agreement") dated as of February 15, 2004, between The Greenbrier Companies, Inc., its affiliates, successors and assigns, ("EMPLOYER") and James T. Sharp, 5099 Woodwinds Ct., West Linn, Oregon 97068 ("EMPLOYEE").


         A. Employer is a corporation organized and existing under and by virtue of the laws of the State of Delaware.

         B. Employee has heretofore been an employee of Employer and the parties now wish to formalize the employment arrangement by this Employment Agreement (the "Agreement") and substantially alter Employee's duties and responsibilities.

         C. Employer and Employee desire for Employee to perform the duties, and to be subject to all of the terms and conditions, set forth in this Agreement.

1. EMPLOYMENT RELATIONSHIP

         1.01 EMPLOYMENT COVENANTS. Employer hereby agrees to employ Employee, and Employee agrees to serve, in accordance with the terms and conditions set forth in this Agreement.

         1.02 TITLE - REPORTING RELATIONSHIP - DUTIES - AUTHORITY. Employer shall cause Employee to be elected President of Greenbrier Leasing Corporation, an affiliate of Employer. Employee shall report to Employer's President and Chief Executive Officer ("CEO") and will be responsible for, among other things,
(A) reorganizing the various departmental functions currently engaged in various aspects of the asset management of the Company into a single organization designed to increase profitability, grow revenue and improve service to internal and external customers, (B) improving utilization and returns on GLC rail assets, (C) the acquisition and sale of railcars by GLC and (D) lease revenues and returns while cars are held in the portfolio. As part of the senior management group reporting to the CEO, Employee will participate in the strategic planning process of the Company. Employee's duties and responsibilities may change, from time to time, and he shall have such additional duties and responsibilities as shall be assigned by the CEO.

         1.03 EXTENT OF SERVICES. Employee shall devote his full business time, attention and best efforts to furthering the affairs of Employer during the period of employment. It is expressly acknowledged and agreed that Employee's innovations, ideas, plans and business improvements will be performed on behalf of Employer and become the Employer's property for further use, commercialization and exploitation.

         1.04 INTENTIONALLY LEFT BLANK.


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         1.05 LOCATION OF EMPLOYMENT. During the term of Employee's employment under this Agreement, Employee shall be located at Employer's corporate headquarters in Lake Oswego, Oregon, or as otherwise agreed by Employee and CEO.

         1.06 TERM OF EMPLOYMENT. Subject to the provisions of this Agreement, including especially Section 4, Employee's employment shall extend for a period of ten years, at which time it shall terminate; provided, however, that Employer may terminate this Agreement at any time upon twenty-four (24) months' advance written notice. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall effect (a) any compensation earned by Employee up to the date of termination or completion as the case may be, (b) any compensation to be earned by Employee after termination pursuant to Section 4 hereof, (c) the reimbursement of expenses incurred by Employee up to the date of termination or completion and (d) the provisions of this Agreement which are intended to survive its termination.

2. COMPENSATION AND BENEFITS

         2.01 CASH COMPENSATION. Employee shall receive a salary of $215,000.00 per year, effective the date hereof, payable in monthly installments in accordance with Employer's standard payroll procedures. Employee shall be eligible to receive an annual target bonus equal to 50 percent of base compensation, subject to performance criteria to be established. Actual annual bonus shall be more or less than the target based on success in meeting the performance criteria as determined by the CEO. A minimum bonus of 50 percent of base compensation shall be guaranteed by Employer to Employee for 2004 and 2005, payable upon the execution of this Agreement and one year thereafter, respectively.

         2.02 EMPLOYEE BENEFIT PROGRAMS. Employee shall be entitled to participate in health insurance, employee savings and such other fringe benefit programs as are accorded generally to full-time employees of Employer, under personnel policies adopted from time to time; provided, however, that

             (A) Employee's death benefit under Employer's Executive Life Insurance Program shall be increased to a $500,000.00 pre-tax cash surrender value at age 62.

             (B) Employee shall be included in Employer's "Target" supplemental retirement program with a target benefit of 15 years of retirement income at one-half projected ending compensation (i.e., salary plus target bonus) commencing at age 65; or a similar program mutually agreeable to Employee and Employer.

             (C) Pursuant to Employer's policy for designated officers, Employee shall enter into a separate agreement with Employer providing protection equal to that offered in the case of Termination Without Cause pursuant to Section
4.02 against a Change in Control, as that term is defined herein; and


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             (D) Employee will participate in developing a restricted stock or options program and other compensation program developments for the Employer, and will be a participant in them.

             (E) Employee shall participate in Employer's program for a company-provided automobile consistent with Employees executive status, including maintenance, fuel, insurance, etc.; provided, that Employer may opt to fulfill this obligation with an equivalent benefit reasonably satisfactory to Employee, including cash.

             (F) "Change in Control" means

                (1) A change in control of The Greenbrier Companies, Inc., the parent of Greenbrier Leasing Corporation, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date of this Agreement pursuant to the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person (other than William A. Furman or Alan James) hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Voting Securities of The Greenbrier Companies, Inc.; or

                (2) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board of Directors of The Greenbrier Companies, Inc. cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the shareholders of The Greenbrier Companies, Inc. of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                (3) There shall be consummated (A) any consolidation or merger of The Greenbrier Companies, Inc. in which The Greenbrier Companies, Inc. is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of The Greenbrier Companies, Inc. in which the holders of Voting Securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of The Greenbrier Companies, Inc., provided that any such consolidation, merger, sale, lease, exchange, or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control; or

                (4) Approval by the shareholders of The Greenbrier Companies, Inc. of any plan or proposal for the liquidation or dissolution of The Greenbrier Companies, Inc.; or

                (5) The determination by Employer to cease paying premiums required to be paid pursuant to Section 2.02(a) of this Agreement.


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                For the purposes of this Section 2.02(e), the term "Person"
shall mean and include any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Exchange Act, other than The Greenbrier Companies, Inc. or any employee benefit plan(s) sponsored by The Greenbrier Companies, Inc. and Subsidiaries, and the term "Voting Securities" shall mean outstanding securities of The Greenbrier Companies, Inc. ordinarily having the right to vote at elections for directors.

3. CONFIDENTIALITY

         3.01 CONFIDENTIALITY. Employee acknowledges that during the course of his employment by Employer, he has been, and will be exposed to, and may develop information that is proprietary to Employer ("CONFIDENTIAL INFORMATION"). Confidential Information includes trade secrets which may include but is not limited to, financial data, trade secrets, information concerning the operation, design and marketing of products, repairs and processes, business plans and procedures, customer and supplier lists, files and profiles, needs and market analyses, calculations, data, manuals, specifications, performance standards, instructions, lease and financing structures and calculations, and any other material or information related to Employer or Employer's affiliates, or their respective businesses or operations, and the ideas and information relating thereto. Confidential Information does not include any information which is available to the public, in the public domain, or readily ascertainable or available from another legitimate source. Employee will at no time use or permit any other person or entity to examine, use or derive benefit from Confidential Information except in the course of performing his duties under this Agreement. Employee shall maintain all Confidential Information in the strictest confidence, and shall take all reasonable precautions to preserve its confidentiality during the term of his employment and thereafter. All documents and materials evidencing Confidential Information, and copies thereof, shall at all times remain the property of Employer. Upon request, Employee will deliver to Employer all documents and other materials which contain or pertain to Confidential Information.

         3.02 BREACH. Upon a breach by Employee of any of the terms or conditions of Section 3.01, Employer (or the affected affiliate of Employer, or their respective successors in interest) shall have the right to:

             (A) Recover from Employee its actual damages incurred by reason of such breach, including its attorney fees and costs, if Employer prevails, or provided that such is awarded to Employer by way of an actual judgment;

             (B) Obtain injunctive relief to prevent the breach or continued breach without proof of actual damages; and

             (C) Pursue any other remedy available at law or in equity.

         3.03 ACKNOWLEDGMENTS. Employee acknowledges that upon a breach of
Section 3.01, Employer will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate Employer. Employee, therefore, agrees that, upon such breach or threat of


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imminent breach, Employer shall be entitled to the entry of a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief barring Employee from violating Section 3.01 without posting any bond or security. Employee further agrees that Employee shall not oppose the entry of such temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without requirement that Employer post any bond or other security.

         3.04 SURVIVAL. The provisions of this Section 3 of this Agreement shall remain in full force and effect following termination of this Agreement or termination of Employee's employment for any reason. Employer and its Affiliates, and their respective successors in interest, are intended beneficiaries of this Section 3. The remedies set forth in this Section 3 are cumulative and pursuit of any such remedy shall not operate as an election or preclude resort to any other remedy provided in this Agreement or by law.

4. TERMINATION OF EMPLOYMENT

         4.01 TERMINATION BY EMPLOYER FOR CAUSE. Employer may terminate Employee's employment at any time For Cause with immediate effect upon delivering written notice thereof to Employee. For purposes of this Agreement, the term "FOR CAUSE" shall mean: (A) gross negligence or willful misconduct in the performance of Employee's duties; (B) embezzlement, theft, larceny, material fraud or other acts of dishonesty; (C) violation by Employee of any of the provisions of this Agreement or any related agreement; (D) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on Employee's ability to carry out his duties under this Agreement; (E) conduct involving moral turpitude; or (F) failure or refusal to carry out the reasonable directives of the CEO. Upon termination For Cause, Employer's sole and exclusive obligation will be to pay Employee his salary earned under Section 2.01 through the date of termination and any outstanding reimbursements. There shall be no obligation to pay a bonus or any portion of a bonus if Employee is terminated For Cause. Employee shall not be entitled to any compensation after the effective date of such termination For Cause, except for vested deferred compensation.

         4.02 TERMINATION BY EMPLOYER WITHOUT CAUSE. Employer may terminate Employee's employment at any time without cause ("Termination Without Cause") upon written notice. Upon Termination Without Cause, Employer's sole and exclusive obligation will be to pay to Employee (A) salary, for two (2) years and any guaranteed or target bonus for that period of time pursuant to Section 2.01, (B) Employee benefits listed in Section 2.2 (except 2.02(c)), unless comparable benefits are secured by Employee through new employment, (C) full vesting of any options awarded under Section 2.02(d), and (D) any outstanding reimbursements. Employee shall not be entitled to any other compensation, except for vested deferred compensation.

         4.03 TERMINATION UPON DEATH OF EMPLOYEE. In the event of Employee's death during the term of employment, Employer's sole and exclusive obligations will be to pay to Employee's estate such salary as Employee earned under Section
2.01 through the date of his death plus any outstanding reimbursements.


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         4.04 TERMINATION AT ELECTION OF EMPLOYEE. Employee may terminate his employment prior to the expiration of the term of employment upon written notice to Employer. Upon such termination, Employee shall be entitled to all salary accrued to the date of termination pursuant to Section 2.01, together with any outstanding reimbursements. There shall be no pro rata payment of any guaranteed or target bonus.

         4.05 EFFECT OF TERMINATION. Termination of Employee's employment shall not relieve Employee of his duties of confidentiality under Section 3 of this Agreement.

5. COVENANT NOT TO COMPETE

         In the case of a Termination at Election of Employee pursuant to
Section 4.04, Employee shall not, for a period of one year following such termination, directly or indirectly, accept employment with or render any services to any business competitive with the Company. Employee acknowledges that the restrictions imposed by this Section 5 are fully understood and will not preclude Employee from becoming gainfully employed following a termination of employment with the Company.

6. GENERAL PROVISIONS

         6.01 NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered or sent by reputable air courier or by facsimile or electronic mail transmission addressed as follows:

         If to Employer:            The Greenbrier Companies, Inc.
                                    One Centerpointe Drive, Suite 200
                                    Lake Oswego, OR 97035
                                    Attn: Chief Executive Officer
                                    Telephone:  (503) 684-7000
                                    Facsimile:  (503) 624-1488

         with a copy to:            Norriss M. Webb
                                    Executive Vice President and General Counsel
                                    The Greenbrier Companies, Inc.
                                    One Centerpointe Drive, Suite 200
                                    Lake Oswego, OR   USA   97035
                                    Telephone:  (503) 684-7000
                                    Facsimile:  (503) 684-7553

         If to Employee:            James T. Sharp
                                    5099 Woodwinds Ct.
                                    West Linn, Oregon 97068


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Such notice shall be effective upon the earlier of actual receipt by the addressee or on the third business day following transmittal in accordance with the above procedures. Inadvertent failure to provide a courtesy copy shall not be deemed a breach of this Agreement or a failure of the giving of notice. Either party may, by notice in writing to the other party, change the address to which notices to that party are to be given.

         6.02 WAIVER. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

         6.03 AMENDMENT. No amendment, modification or discharge of this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith.

         6.04 JURISDICTION, VENUE AND CHOICE OF APPLICABLE LAW. Employer and Employee irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of the State of Oregon for Multnomah County and the United States District Court for the District of Oregon for purposes of resolving any disputes pursuant to this Agreement and waive any objection based on venue or forum non conveniens, whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above. This Agreement shall be construed in accordance with and governed by the internal laws of the United States of America and the State of Oregon, without regard to principles of conflict of laws, even if the laws of Oregon would otherwise provide for the selection of the substantive law of a different jurisdiction.

         6.05 ATTORNEY FEES. If any action or proceeding is instituted by any party to this Agreement to interpret or enforce this Agreement, the prevailing party shall be entitled to recover as part of the award its reasonable attorney fees and costs incurred in any such action including at arbitration, trial, bankruptcy proceeding, and appeal. To the extent this provision may conflict with the terms of the Covenant Not to Compete Agreement regarding attorney fees in circumstances of a breach of that agreement, the terms of the Covenant Not to Compete Agreement shall control.

         6.06 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

         6.07 BENEFIT AND ASSIGNMENT. This Agreement shall inure to and be binding upon the parties, their heirs, personal representatives, successors and assigns, provided that Employee may not assign or delegate his interest in this Agreement. Employer may assign its rights and delegate its duties under this Agreement to any affiliate of Employer in which case Employer shall be relieved of further liability hereunder, provided, that no such assignment shall have the effect of changing any material term of Employee's employment under this Agreement.

         6.08 OTHER AGREEMENTS. The entire agreement between the parties concerning employment services provided by Employee is contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to employment


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services by Employee. There are no promises or representations made on behalf of
Employer to induce Employee to enter into this Agreement which are not set forth herein.

         6.09 CAPTIONS. The paragraph and section captions are for convenience of the parties and shall not affect the meaning or interpretation of this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be introduced as evidence of the Agreement.

EMPLOYER:                                  EMPLOYEE:
THE GREENBRIER COMPANIES, INC.

By:  /s/ William A. Furman                 /s/ James T. Sharp
   ------------------------------------    -------------------------------------
                                           James T. Sharp

Its: President, Chief Executive Officer
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